EXHIBIT 23.1
                                 ------------

                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS


Neogen Corporation
Lansing, Michigan

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated July 16, 1998, relating to the consolidated financial statements of Neogen Corporation appearing in the Company's Annual Report on Form 10-KSB for the year ended May 31, 1998.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                               BDO SEIDMAN, LLP


Troy, Michigan
October 30, 1998


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